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                                                                Exhibit 23.3


                        CONSENT OF COOPERS & LYBRAND L.L.P.

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 of Watson Pharmaceuticals, Inc. on Form S-3 to Form S-4 (File No. 333-20029-01), of our report dated February 7, 1995, on our audit of the consolidated financial statements of Circa Pharmaceuticals, Inc. for the year ended December 31, 1994. We also consent to the reference to our Firm under the caption "Experts."


                                        COOPERS & LYBRAND L.L.P.

                                        /s/ Coopers & Lybrand L.L.P.


Melville, New York
April 10, 1997